As filed with the Securities and Exchange Commission on October 14, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Grandparents.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	93-1211114
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

589 Eighth Avenue 6th Floor New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Grandparents.com, Inc. Amended and Restated 2012 Stock Incentive Plan
(Full title of the Plan)

Steven E. Leber Chief Executive Officer Grandparents.com, Inc. 589 Eighth Avenue, 6th Floor New York, New York 10018 646-839-8800
(Name, address and telephone number of agent for service)

Please send copies of all communications to:

Jason S. Saltsberg, Esq. Olshan Frome Wolosky LLP Park Avenue Tower 65 East 55th Street New York, NY 10022 (212) 451-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, $.01 par value	14,682,309	$0.25	$3,670,577.25	$426.52

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of shares of the Registrant’s common stock, $.01 per share (“Common Stock”) that may be offered or issued by reason of any stock split, stock dividend, recapitalization or other similar transaction.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act. The Proposed Maximum Offering Price Per Share, Proposed Maximum Aggregate Offering Price and the Amount of Registration Fee have been calculated on the basis of the market price per share of Common Stock, calculated as the average of the high and low prices for one share of Common Stock as reported by the OTC Bulletin Board on October 8, 2014, which is within five (5) business days prior to the date of this Registration Statement.

EXPLANATORY NOTE

On June 11, 2012, Grandparents.com, Inc. (the “Registrant”) filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-8 (File No. 333-182050) (the “Prior Registration Statement”) relating to 10,317,691 shares of the Registrant’s common stock, par value $.01 per share (the “Common Stock”), to be offered and sold under the Grandparents.com, Inc. 2012 Stock Incentive Plan (the “Original Plan”). On January 13, 2014, the Registrant’s Board of Directors and a stockholder holding a majority of the Registrant’s voting securities approved the amendment and restatement of the Original Plan, which increased the number of shares of Common Stock issuable under the plan to 25,000,000 shares (the “Amended and Restated Plan”). The Registrant is hereby registering the additional 14,682,309 shares authorized for issuance under the Amended and Restated Plan, none of which have been issued as of the date of this Registration Statement. The contents of the Prior Registration Statement are incorporated by reference in this Registration Statement pursuant to General Instruction E to Form S-8.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Securities and Exchange Commission (the “SEC”), are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the Commission on April 10, 2014 (and as amended on September 9, 2014);

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2014, as filed with the Commission on May 15, 2014 (and as amended on August 19, 2014), and for the quarter ended June 30, 2014, as filed with the Commission on August 19, 2014 (and as amended on August 21, 2014);

(c)	The Registrant’s Current Reports on Form 8-K, as filed with the Commission on January 15, 2014, February 21, 2014, March 6, 2014, March 10, 2014, April 10, 2014, May 6, 2014, June 13, 2014 (and as amended on July 8, 2014), June 20, 2014, June 30, 2014 (two reports), July 8, 2014, July 16, 2014, August 6, 2014, August 15, 2014 and September 3, 2014; and

(d)	The description of the Registrant’s Common Stock contained or incorporated in its Registration Statement on Form 8-A, as filed with the Commission on October 11, 1996, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), excluding any portions thereof furnished under Items 2.02 or 7.01 of Form 8-K and any exhibits relating to Items 2.02 or 7.01 or otherwise furnished under Item 9.01 of Form 8-K and any certification required by 18 U.S.C. 1350 unless specifically stated to the contrary, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document that is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 8.  Exhibits.

Exhibit Number	Description
4.1	Third Amended and Restated Certificate of Incorporation of Grandparents.com, Inc. (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 10, 2014)
4.2	Second Amended and Restated Bylaws of Grandparents.com, Inc. (incorporated by reference to Exhibit 3.4 to the Registrant’s Current Report on Form 8-K filed with the Commission on February 27, 2012)
5.1 *	Opinion of Olshan Frome Wolosky LLP, counsel for the Registrant, as to the legality of the shares of Common Stock being registered on this Registration Statement
23.1 *	Consent of Daszkal Bolton LLP
23.2 *	Consent of Olshan Frome Wolosky LLP (contained in Exhibit 5.1)
24.1 *	Power of Attorney (included on the signature page to this Registration Statement)
99.1	Grandparents.com, Inc. 2012 Amended and Restated Stock Incentive Plan (incorporated by reference to Appendix B to the Registrant’s Information Statement on Schedule 14C previously filed with the Commission on February 10, 2014)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 14, 2014.

GRANDPARENTS.COM, INC.

/s/ Steven E. Leber
Steven E. Leber
Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of Grandparents.com, Inc., a Delaware corporation (the “Corporation”), hereby constitute and appoint Steven E. Leber and Matthew Schwartz and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as officers and as directors of the Corporation, this Registration Statement on Form S-8 (this “Registration Statement”) and any and all amendments, including post-effective amendments, to such Registration Statement and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with full power of substitution, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

Chairman, Chief Executive Officer
/s/ Steven E. Leber	(Principal Executive Officer)	October 14, 2014
Steven E. Leber

Chief Financial Officer
/s/ Riaz Latifullah	(Principal Financial Officer, Principal Accounting Officer)	October 14, 2014
Riaz Latifullah

/s/ Lee Lazarus	Director, Chief Operating Officer	October 14, 2014
Lee Lazarus

/s/ Dr. Robert Cohen	Director	October 14, 2014
Dr. Robert Cohen

/s/ Mel Harris	Director	October 14, 2014
Mel Harris

/s/ Louis P. Karol	Director	October 14, 2014
Louis P. Karol

EXHIBIT INDEX

Exhibit Number	Description
4.1	Third Amended and Restated Certificate of Incorporation of Grandparents.com, Inc. (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 10, 2014)
4.2	Second Amended and Restated Bylaws of Grandparents.com, Inc. (incorporated by reference to Exhibit 3.4 to the Registrant’s Current Report on Form 8-K filed with the Commission on February 27, 2012)
5.1 *	Opinion of Olshan Frome Wolosky LLP, counsel for the Registrant, as to the legality of the shares of Common Stock being registered on this Registration Statement
23.1 *	Consent of Daszkal Bolton LLP
23.2 *	Consent of Olshan Frome Wolosky LLP (contained in Exhibit 5.1)
24.1 *	Power of Attorney (included on the signature page to this Registration Statement)
99.1	Grandparents.com, Inc. 2012 Amended and Restated Stock Incentive Plan (incorporated by reference to Appendix B to the Registrant’s Information Statement on Schedule 14C previously filed with the Commission on February 10, 2014)

* Filed herewith.